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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Post Effective Amendment No. 1 to the registration statement of Crown Group, Inc. ("the Company") on Form S-8 (File No. 33-22590) of our report dated August 1, 1998, on our audits of the consolidated financial statements and financial statement schedule of the Company as of April 30, 1998 and 1997 and for the years ended April 30, 1998, 1997, and 1996, which report is included in the Company's Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
April 5, 1999